UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 1, 2022
Date of Report (Date of Earliest Event Reported)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Executive Drive, Suite 303 Chelmsford, Massachusetts 01824 (210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HHS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 1, 2022, Harte Hanks, Inc., a Delaware corporation (“Harte Hanks,” the “Company,” “we” or “us”) purchased substantially all of the assets (the “Transaction”) of Inside Out Solutions, LLC, a Florida limited liability company (“InsideOut”), for an aggregate purchase price of approximately $7.5 million (the “Purchase Price”) pursuant to an asset purchase agreement, dated as of December 1, 2022 by and between Harte Hanks and InsideOut (the “Asset Purchase Agreement”).

InsideOut is a premium sales enablement agency offering technology and data driven support to technology, media telecommunications, business services, industrial, and financial technology customers in the North American and European markets with its headquarters in St. Petersburg, Florida. InsideOut’s trailing twelve months revenue and Adjusted EBITDA as of November 30, 2022 is currently estimated to be $11.5 million and $1.5 million, respectively. This estimate is preliminary and actual results may differ. Accordingly, undue reliance should not be placed on these figures.

The acquisition of InsideOut further expands Harte Hanks’ capabilities within its marketing services and customer care segments and strengthens Harte Hanks’ ability to drive profitable revenue growth within Harte Hanks’ current sales enablement offerings, including: (i) demand generation which creates qualified marketing leads for Harte Hanks’ clients, and (ii) inside sales offerings to further promote a client’s internal growth objectives. In addition, the owner and CEO of InsideOut entered into a two-year consulting agreement with Harte Hanks, which will ensure consistency in Harte Hanks’ delivery of these sales enablement offerings, post-closing.

Pursuant to the Asset Purchase Agreement, $5.75 million of the Purchase Price was paid in cash at closing, $1.0 million in cash was placed in escrow to satisfy indemnification obligations, if any, and separately, to satisfy earn-outs related to future revenue performance. Separately, $0.75 million of the Purchase Price was paid at closing in shares of Harte Hanks common stock, par value $1.00 per share (the “Common Stock”). The share amount was based on the volume weighted closing price during the 15-day period prior to close.

The Purchase Price is subject to a post-closing net working capital true-up 180-days after the Transaction closes if net working capital is not between $1.3 million and $1.6 million.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated December 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

By:	/s/ Laurilee Kearnes
Name:	Laurilee Kearnes
Title:	Chief Financial Officer
Date: December 1, 2022